                                                                   Exhibit 10.30



                           ARTICLES OF COLLABORATION
                                      FOR
                          PLASTIC PACKAGING CONSORTIUM

This Agreement is entered into by and among the following parties:

       National Semiconductor Corporation
       Amoco Chemical Company
       Leading Technologies, Inc.
       Delco Electronics Corporation
       Dexter Corporation
       Integrated Packaging Assembly Corporation (IPAC)
       Olin Corporation
       Plaskon Electronic Materials, Inc.
       Sheldahl, Inc.

WHEREAS the Parties have complementary research interests and wish to form a cooperative research consortium (hereinafter Consortium) to engage in cooperative research in the area of low cost plastic encapsulated microcircuits to better understand package ruggedization, thermal dissipation and high density plastic packaging including, without limitation, prototype fabrication for the experimental demonstration of such technology; (hereinafter scope of research); and WHEREAS the Parties anticipate receiving funding from a government agency; and WHEREAS the Parties wish to be bound together in the Consortium by these Articles of Collaboration (Articles hereinafter) in the form of a Joint Research and Development Venture as such term is defined in the National Cooperative Research Act of 1984 through a Cooperative Agreement as such term is defined in 31 U.S.C. 6305" and WHEREAS terms not otherwise defined in this Agreement shall have the meaning set forth in the ARPA Agreement between the Consortium and the Advanced Research Projects Agency (ARPA).

Hereinafter the following definitions apply:

  Each of National Semiconductor Corporation, Amoco Chemical Company, Leading Technologies Inc., Delco Electronics Corporation, Dexter Corporation, integrated Packaging Assembly Corporation (IPAC), Olin Corporation, Plaskon Electronic Materials, Inc., Sheldahl, Inc. once having executed these Articles is a Consortium Member.

  Each Consortium Member is a Party. All Consortium Members are collectively identified as Parties.

  Each of Sandia National Laboratories and SEMATECH are Advisors to the Consortium. Sandia will be a subcontractor to National

  Semiconductor Corporation. Due to legal constraints placed upon these entities, they are unable to sign these Articles of Collaboration, but agree to support the Consortium's goals and objectives. As Advisors to the program, these entities shall not have any voting authority within the Consortium.

  Each U.S. governmental department or agency thereof providing funding to the Consortium as a whole is in an Agency during the period such funding is available or being used.

NOW THEREFORE, the Parties agree as follows:

  1 (a) The Parties hereby establish a joint research and development venture to engage in a collaborative research effort of limited duration to gain further knowledge and understanding of such technologies for the purposes and within the Scope of Research set forth herein.

     (b) Subject to the availability of Agency funding, the Parties individually agree to expend best reasonable efforts to achieve the goals assigned to them as defined in the Program Plan (including milestone payment plan), attached hereto and incorporated herein. By execution of this Agreement each Party authorizes the Consortium Management Committee (CMC) or its designee to enter into with an Agency a single Other Transaction (hereinafter Funding Agreement) as defined in 1 0 U.S. C. 2371 and consistent with the Project Statement to fund the Consortium. In the course of the Consortium, the Consortium Administrator shall disburse to each Party the funds associated with the completion of each milestone established in the Funding Agreement upon receipt of appropriate documentation from the Party. Milestone payments to each Party will be made within 15 working days after receipt of a certification of milestone completion, assuming such funds are available from the Agency and unless the CMC shall direct the Consortium Administrator to the contrary in accordance with Article 4.

     (c) This Agreement shall not preclude any Party from developing at its own expense technology based upon Consortium technology but apart from the Project Statement, provided that the proprietary information and other rights of other Parties hereunder are not violated. The developing Party under this subparagraph reserves all intellectual property rights in its so developed technology.

     (d) The Parties agree to empower the Consortium Administrator to officially execute the ARPA-Consortium Agreement No. MDA972-95-3-0024 on behalf of all of the individual Consortium Member companies. This authority is granted only after each individual company has had adequate time to review the Agreement and have provided written authorization to the Consortium Administrator to execute the document on behalf of their respective company.

  2. (a) Subject to the terms and conditions stated herein, the Consortium will be managed and governed by the Consortium Management Committee. The CMC is empowered to determine all policy, business, financial, legal, and technical issues of the Consortium. The CMC is authorized to represent-the Consortium in reporting progress, in negotiating, and in transacting business with respect to the scope of the Agreement with ARPA or other persons. Specifically and without limitation, except as otherwise provided in this Agreement, the CMC is empowered to redirect the research, redefine the tasks and goals of the Parties, and to proportionally change to all Parties the amount of funding provided by an Agency concerning the program.

     (b) Each Consortium Member will appoint one voting representative to comprise the CMC, who shall have the power to designate an alternate voting representative from time to time. The CMC will meet in regular committee meetings, approximately every three months, at locations chosen on a rotating basis by the CMC or as is mutually acceptable among the Consortium Members. Each representative may be accompanied by other employees of the Party or Agency, including without limitation financial, business, and legal personnel. Each Party and Agency will limit its attendees to three, with the exception of National Semiconductor employees providing overall support to the Consortium. Other parties may attend the committee meetings at the invitation of the CMC, but only after agreeing in writing to appropriate disclosure limitations. The CMC may exclude from a portion of the non-technical committee meetings the representatives of the Agencies or other third persons.

     (c) The National Semiconductor representative to the CMC will act as chairperson of the committee meetings, keep the other members of the CMC informed of developments, and deliver notification regarding meetings of the CMC. Any Consortium Member may call a special meeting of the CMC.

     (d) Subject to CMC approval National Semiconductor will appoint a Consortium Administrator to the Consortium who will attend all CMC meetings and who will provide a single point of contact to the Contracting Officers of Parties and the Agencies or their designees.

     (e) National Semiconductor will ensure that minutes of the meetings of the CMC are recorded and distributed to the Consortium Members and, as requested, to ARPA.

     (f) Each Consortium Member will be responsible for hosting both CMC meetings and Technical Management Committee (TMC) meetings on a rotating basis. The schedule for hosting meetings will be published by the Consortium Administrator within 30 days after execution of these Articles.

  3. (a) A simple majority of CMC members will constitute a quorum at a CMC meeting. The CMC will attempt to reach a consensus decision of all representatives present at each committee meeting. However, if demanded by one Consortium Member, a decision may be determined by a vote of the CMC after the concerns of affected Parties and Agencies present at the meeting are heard. Except as provided in sections 4, 5 and 7, a majority vote of the voting representatives present rules.

     (b) Any Consortium Member company may request the convening of the CMC. Requests must be made directly to the Chairman of the CMC. A request to convene an unscheduled meeting of the CMC must allow at least 15 working days to convene the meeting.

     (c) CMC meetings will be held quarterly. Locations for the meetings will be rotated among the Consortium Members. Each Consortium Member is responsible for providing the necessary facilities to host a CMC meeting. The Consortium Administrator will notify all member companies of the date and location of the regularly scheduled CMC meetings at least 30 days in advance. If an unscheduled CMC meeting is called by any of the member companies, the Consortium Administrator will endeavor to provide as much notice as practical.

  4. A supermajority vote, as required, is a vote of all but one of the Consortium Members. For purposes of a supermajority vote, the vote of a representative of a Consortium Member either not attending the CMC meeting or not participating will be counted as an opposing vote. With a supermajority vote, the CMC is empowered to:

     (a)  Revise the Articles of Collaboration-,
     (b)  Revise or terminate any funding agreements with an Agency;
     (c) Delegate authority of CMC to the Consortium Administrator or Consortium Chairman;
     (d) Substantially change or eliminate any Agency funding allocated to any Party as technically and/or financially justified by the CMC. A Party experiencing any reduction in Agency funding may pro rata reduce its internally funded participation in the Consortium;
     (e) Act on any issue declared reasonably, in writing by a Consortium Member, to be of critical importance;
     (f) Appoint and remove the Consortium Administrator or any other officer;
     and

     (g) Approve Annual Program Plan for Funds and adjusting funding to all parties subject to section 6.

  5. (a) The CMC by unanimous vote may admit a new member to the Consortium. The membership of a new member shall become effective and such new member shall become a Party upon its execution of this Agreement. The CMC will consider new members on a non-discriminatory basis, but only if the new Member's technical contributions can be justified and only on relatively comparable financial terms as the existing Parties, recognizing the risk of their original investment. The consideration will include without limitation whether the new member would bring to the Consortium technology otherwise unavailable on the time scale of the program or would allow the technology to be developed by members of the Consortium to be applied to new markets. Other conditions of its admission are that the entry of the new member would not substantially adversely affect the intellectual property rights of the original Consortium Members, that the added effort would not substantially change the ongoing Consortium program, and that the new Member could participate without diminishing Agency funding provided to existing Members. Notwithstanding the above, the representatives of the CMC may consider any reasonable factor in addition to those above, and their decision on admitting new Members is discretionary and final.

     (b) If a member is unable to attend a CMC or TMC meeting, the member may vote via written proxy. The proxy vote must be received by the Chairman of the CMC at least one (1) working day prior to the CMC or TMC meeting. The proxy vote must be in writing from the CMC voting representative of the Party or his designee. A FAX or EMAIL proxy is acceptable.

     (c) If a member is absent from a CMC or TMC meeting, that Party's vote will be counted as a negative vote on all issues brought forth to a vote.


  6. A Party may reject an expansion of its scope of responsibility within the Consortium, a modification of its rights in Intellectual Property, or a reduction of its Agency funding not accompanied by a reduction in the scope of its responsibilities.

  7. (a) Any Party may resign at will from the Consortium after it has provided written notice to the CMC 30 days in advance of the effective date of the resignation. During the 30 day period, the resigning Party shall wind down its effort in an orderly fashion. The CMC shall reasonably determine whether to provide any further Agency funding to the resigning member after its notice of resignation.

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

     (b) The resigning Party shall make a reasonable best effort to transfer its portion of Consortium work to other members of the Consortium, this reasonable best effort extending beyond the 30 day period if reasonably required and at the resigning Party's own cost (which shall not exceed the payment due to the resigning party at the next payable milestone payment date following the date notice of resignation is given). The resigning Party must provide a reasonable, royalty-bearing, non-exclusive, perpetual, sub-licensable license in its Consortium Intellectual Property as defined in Paragraph 8 (b), restricted to the field of use defined in the SOW to the Party or Parties designated by the CMC to replace the resigning Party in performing its assigned tasks.

     (c) The CMC may, by unanimous vote, except for the resigning Party, force a Party to resign if that Party is not adequately performing the tasks assigned to it or is not reasonably cooperating with the Consortium and its Parties. For purposes of the unanimous vote, the representative of a Consortium Member not attending the CMC meeting or not voting will defeat the unanimity, except for the resigning party. The CMC will provide at least 30 days notice to the offending Party to resolve nonperformance issues prior to the issue coming to a vote before the CMC. All appropriate efforts and communications will be made prior to forcing a Party to resign. All of the requirements and responsibilities of a resigning party described in 7(a) and 7(b) apply to a party forced to resign.

  8. (a) As to intellectual property made in the Consortium, each Party retains title to inventions, technical data rights, and other intellectual property made solely by its employees in performance of the Consortium work. Inventions or technical data jointly developed by employees of more than one Party are jointly owned by the respective employing Parties.

     (b) Consortium Intellectual Property is that intellectual property developed by and in the course of identified tasks assigned to and performed by the member Party, whether performed under Agency funding or funding provided by the Party as agreed to in the Funding Agreement and/or in this Agreement for cost sharing. The identified tasks shall be those tasks i) agreed to by the Party in a separate agreement between the Consortium and ARPA, ii) agreed to by the Party with other Parties of the Consortium, and (iii) assigned to the Party by the CMC subject to the restrictions of section 6. However, Consortium Intellectual Property does not include (1) background: (2) concurrently developed intellectual property that is independently funded apart from
Consortium: or (3) continuation (improvement or subsequent) intellectual property (including so-defined processes) of the respective Party(ies). All Parties agree to perform the tasks assigned to them in the attached Statement of Work, to which the CMC is empowered to redirect these efforts.

     (c) All Parties neither receive from nor are required to grant to the other Consortium Members any royalty-free licenses in its Consortium intellectual property, but all Parties agree to grant to any other Consortium Member a reasonable, royaltybearing license for the sole purpose of continuing the Consortium. The cost of this license will not be counted towards the overall cost of the Plastic Packaging Consortium program. Further, all Parties will license its Consortium intellectual property to other Parties only under commercially reasonable terms. Consortium members Amoco, Dexter and Plaskon, being direct competitors, are limited to reasonable licenses among themselves only for the purpose of aiding the Consortium program. They are not required to license each other for general molding compound commercial usage.

     (d) In the event of a dispute concerning the reasonableness of a proposed royalty resulting from Consortium Intellectual Property, all Parties agree to submit to binding arbitration to determine the reasonableness of the proposed royalty agreement between Parties. All Parties agree that the arbitrator's decision will be binding.

     (e) One Party may exercise march-in rights against the Consortium Intellectual Property of another Party to the extent specified in this paragraph. Marchin rights become available if the Party originally holding title to the Consortium Intellectual Property has failed to adequately commercialize within a reasonable time, the technology of the Consortium related to that Consortium Intellectual Property. The reasonable time shall be no less than 3 years from the date these Articles are terminated. Any Consortium Member may exercise march-in rights upon any Member either on the Member's behalf or on the behalf of its licensees irrespective of whether an Agency has exercised similar march-in rights. The title holder shall be entitled to commercially reasonable licensing fees and a reasonable license agreement from the Member exercising march-in rights.

     (f) Each Party is subject to the licensing and march-in rights of subparagraph (e), but the Consortium may not bind any Party without its approval for the conveyance of its intellectual property to any Agency.

     (g) The Consortium favors, subject to Agency requirements, an open-publication policy to promote commercial acceptance of the technologies developed for plastic packaged integrated circuits, but simultaneously desires to protect the proprietary information of the Parties developed both within and without the Consortium. However, successful commercialization of aspects of the technology by some of the Parties may depend on the proprietary nature of the information. Each Party will individually decide whether to publish its own technical data or maintain it as proprietary. However, in the performance of the Consortium, proprietary information, software or hardware of one Party may necessarily be disclosed to or used by another Party. A non-disclosure agreement separately executed by all the Members, attached as Exhibit 1, is incorporated herein by reference, and the Members will assure that their employees participating in the Consortium conform to its terms.

     (h) Notwithstanding the separately executed non-disclosure agreement attached hereto, when one Party's Consortium related work depends on the proprietary information of another Party, the technical data may be published to the extent that such data: (i) is required for a description of the Member's work, (ii) does not disclose proprietary materials, hardware, formulations or software, and (iii) relates primarily to system or material performance and characteristics. However, publication of proprietary technical data may be delayed by its owner for a time period of not more than six (6) months enabling the filing of patent applications. In the event that a Party's work depends on proprietary materials, hardware, software or processes developed by another Party in tasks outside the Consortium, the system performance and characteristics may be published, but only after the delay period for patent filings. In no event shall such disclosure in any way reveal the proprietary information of the implementation necessary to achieve the system performance.

     (i) Each Party will select its inventions for which it applies for patents. The Party is further responsible for prosecuting those applications and maintaining the resulting patents, both in the U.S. and in foreign countries. A Party jointly owning an invention may file a patent application for it and the co-owning Parties will cooperate in the filing and prosecution.

     (j) Any patent application filed claiming a Consortium invention covered by an agreement with an Agency shall include a Government interest paragraph. The Party will report a patent application claiming any Consortium Intellectual Property to the CMC within one month and provide to the CMC a copy of the application, without claims. The CMC will report the invention in a timely manner including a short abstract to all Parties and to any Agency funding the invention, as required by the Agency. Any Member or the funding Agency may obtain copies of the application from the CMC. However, any such patent information shall be covered by the nondisclosure agreement and shall not be disclosed by the Agency to non-governmental personnel until the respective patents have been issued. All Parties agree to retain and maintain in good condition until five (5) years after completion or termination of these Articles, all data necessary to achieve practical application of all Consortium and/or Government funded inventions.

     (k) The funding agreement for the Project Statement may provide for the government to obtain certain rights in the Consortium Intellectual Property. Each Party agrees to such government rights in its Consortium Intellectual Property subject to the Agreement between the Consortium and ARPA. The intellectual property rights provided to the Consortium by Agreement shall be provided in turn to the Parties according to the terms of this Agreement. The Parties will cooperate with the CMC in performing any reporting, election, and rights predetermination to the Agency regarding intellectual property as required by the funding agreement and to provide the required information to the CMC before such information is required by the Funding Agreement.

     (l) All Parties agree to respect the Intellectual Property rights of all other Parties. During the term of the Agreement, no Party may attempt to reverse engineer, analyze, recreate, or duplicate the specific technology developed by another Party as a result of this Collaboration Agreement. Such efforts may result in termination of membership in the Consortium, forfeiture of all funds assigned to the milestones to be performed by the offending Party, and any legal action deemed appropriate.

     (m) Notwithstanding the above limitations in this paragraph 8, a basic intent for the formation of this consortium is to share information freely or by license to the maximum extent possible without disclosing or otherwise compromising another Parties proprietary data. This is necessary to assure the formation of a viable market for the advanced plastic packaging technology.

  9. (a) National Semiconductor Corporation will receive funds from the funding Agency and disperse such funds available to the Consortium as specified in the attached Consortium Funding Agreement or as directed by the CMC. Milestone payments will be distributed within fifteen (15) working days after receipt of a document certifying completion of the milestone, providing funds have been made available by ARPA.

     (b) The funding agreement for the Project Statement may provide for certain rights of the Government to audit the financial records of the Consortium. Each Party agrees that it will reasonably cooperate with a Government audit of the Consortium and a Government audit of their individual financial records related directly to the costs incurred during the performance of the ARPA Agreement in accordance with Generally Accepted Accounting Principles (GAAP) only. No Federal Acquisition Regulations or Cost

Accounting Standards apply to the accounting and financial records and systems of the members.

  10. (a) The Consortium Administrator will set up a document repository (Consortium Data Repository), wherein all pertinent documents and data generated by the Consortium and its Members will be archived. All Parties agree to provide to the Consortium Administrator copies of pertinent documentation, drawings, photographs and data. Data will be maintained for a period of up to five (5) years after completion or termination of these Articles. Such data shall not include proprietary information previously developed at prior expense by any Party prior to entering into this Agreement.

     (b) A copy of all patent abstracts resulting from Consortium Intellectual Property will be provided to the Consortium Administrator within 30 days after filing.

     (c) All press releases, publicity, technical papers and other such data shall be provided to the Consortium Administrator for archiving in the Consortium Data Repository within 30 days of submittal for publication.

  11. (a) THE PARTIES DISCLAIM ANY WARRANTY INCLUDING WITHOUT LIMITATION AN IMPLIED WARRANTY FOR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, TO EACH OTHER, TO ANY AGENCY, AND TO THIRD PARTIES FOR ACTIONS, OMISSIONS, PRODUCTS, NONCONFORMITIES, DEFECTS, LIABILITIES, OR INFRINGEMENT ARISING OUT OF THE CONSORTIUM. THE PARTIES DISCLAIM ANY LIABILITY FOR CONSEQUENTIAL, INDIRECT, OR SPECIAL DAMAGES. IN NO EVENT SHALL A PARTY'S LIABILITY UNDER THIS
AGREEMENT EXCEED THE FUNDING IT HAS RECEIVED UP TO THE TIME OF INCURRING SUCH LIABILITY.

     (b) The Parties are bound to each other and to the Agency entering into this agreement with the Consortium by a duty of only good faith and best reasonable research effort in achieving the goals of the Consortium. Joint and several liability will not attach to the Parties of the Consortium so that no Party is responsible for the actions of another Party, but is responsible only for those tasks specified to it and to which it agrees to perform in the separately executed ARPA funding agreement. Any Party may waive any right, breach or default which such Party has the right to waive, provided that such waiver shall not be effective against the waiving Party unless it is in writing, is signed by such Party, and specifically refers to this Agreement. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained.

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

  12. No Party has the obligation to nor will it disclose to another Party proprietary information not required for the research purposes in the Program, and specifically will not exchange with another Party in connection with this Agreement any market data or plans for other services or market products or any information relating to procurement of plastic encapsulated microcircuits, except as such information is made publicly available.

  13. (a) These Articles are not intended to form, nor shall they be construed to form, by implication or otherwise, a partnership or other formal business organization, nor should they be construed as a contract or a grant as defined for purposes of federal procurement law. No Party can be bound by another Party acting as its agent except as specifically stated in this Agreement.

     (b) No Party shall be obligated to provide any capital contribution, loan, guarantee, or other financing commitment for the benefit of the Consortium, unless required for such Party's portion of the Project Statement or such Party agrees in writing herein or otherwise.

  14. Except and to the extent as specifically set forth herein, nothing in these Articles shall be construed by implication, estoppel or otherwise to grant any license or right under any patent, copyright, trade secret, trademark or proprietary right of any Party.

  15. This Agreement does not bar the Parties from singly or jointly planning, designing, or entering manufacturing, subject to the rights of all Parties, outside the Consortium.

  16. No Party shall identify any other Party and its association with this Consortium in advertising, publicity, or otherwise, except with the formal written approval of such other Party. However, the Parties agree that notification of the establishment of this Joint Research and Development Venture shall be filed by National Semiconductor Corporation on behalf of the Parties with the Attorney General and the Federal Trade Commission in accordance with the provisions of the National Cooperative Research Act of 1984 within 90 days of execution of this Agreement and after adequate review by the legal departments of all Parties.

  17. (a) These Articles and the Consortium shall continue after execution of this agreement for 24 months thereafter or earlier under any provision of sub-section (b) hereof. It may be renewed at any time prior to the expiration of the term of this Agreement by letter agreement signed by the authorized representatives of all the Parties who are Parties at that time.

     (b) This Agreement shall terminate upon the earliest occurrence of: (i) disapproval by the Attorney General or the Federal Trade Commission of the notification of Section (1 5); (ii) termination of the funding of the first Project Statement by an Agency unless each Party has agreed to extend the Consortium for subsequent funding; or (iii) no funding is provided by an Agency by March 31, 1995.

     (c) The obligations of confidentiality set forth in Article 8 hereof shall survive termination of these Articles for a period of 36 months.

  18. The Funding Agreement from an Agency may impose certain requirements upon the Consortium or its Participants-regarding reporting accounting civil rights, intellectual property, and technology transfer information or transferring of intellectual property generated with funds provided by the Agency. A Participant by acceptance of such funds agrees to conform to such requirements and to reasonably cooperate with the Consortium in conforming to such requirements.

  19. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by telecopier or by registered or certified mail, postage prepaid, addressed as follows

Primary                               Alternate
-------                               ---------

John Hoback                           David R. Nethro
Amoco Chemical Company                Amoco Chemical Company
Mail Code E2F                         Mail Code 4406
150 East Warrenville Road             200 East Randolph
P.0. Box 3011                         Chicago, Ill 60601
Naperville, IL 60566-7011             (312)856-6617
(708)420-5454

Lex Kosowsky                          John Wohlin
Leading Technologies, Inc.            Leading Technologies, Inc.
P.0. Box 628                          131 West Pittsburgh St.
3 Parks Bend Industrial Road          Greensburg, PA 15601
Leechburg, PA 15656                   (412) 837-6993
(412) 842-3420

Michael Varnau                        Mathew J. Venteicher
Delco Electronics Corporation         Delco Electronics Corporation
2033 East Boulevard                   One Corporate Center
Mail Station 6060                     Mail Station CT 50B
Kokomo, IN 46904-9005                 Kokomo, IN 46904-9005
(317) 451-7136                        (317) 451-5264

Lee Fehr                              Tony Gallo
Dexter Electronic Materials           Dexter Electronic Materials

21 1 Franklin Street                  21 1 Franklin St.
Olean, NY 14760                       Olean, N.Y.
(716) 372-6300                        (716) 372-6300

James N. Sweet                        David Palmer
Sandia National Laboratories          Sandia National Laboratories
Dept. 1333                            Dept. 1333
P.O. Box 5800                         P.O. Box 5800
Albuquerque, NM 87185-1082            Albuquerque, N.M. 87185-1082
(505) 845-8242                        (505) 844-2138

Gerald. K. Fehr                       Victor Batinovich
IPAC                                  IPAC
2221 Old Oakland Road                 2221 Old Oakland Road
San Jose, CA 95131-1402               San Jose, CA 95131-1402
(408) 321-3668                        (408) 321-3600

Jim Dunham                            Dennis W. Ralston
National Semiconductor Corporation    National Semiconductor Corporation
M/S 19-100                            M/S 10-225
2900 Semiconductor Drive              2900 Semiconductor Drive
Santa Clara, CA 95052                 Santa Clara, CA 95052
(408) 721-6140                        (408) 721-2812

Deepak Mahulikar                      John Brendis
Olin Corporation                      Olin Corporation
Metals Research Laboratory            Metals Research Laboratory
91 Shelton Avenue                     91 Shelton Avenue
New Haven, Connecticut 06511          New Haven, Connecticut 06511
(203) 495-8550                        (203) 495-8550 ext. 5719

Johanna Murray                        Nick Rounds
Plaskon Electronic Materials, Inc.    Plaskon Electronic Materials, Inc.
Rohm and Haas Company                 Rohm and Haas Company
727 Norristown Road                   727 Norristown Road
P. O. Box 904                         P. O. Box 904
Spring House, PA 19477-0904           Spring House, PA 19477-0904
(215) 641-7366                        (215) 641-7985

William Baker                         Thomas Olson
Sheldahl, Inc.                        Sheldahl, Inc.
345-C S. Francis Street               1150 Sheldahl Road
Longmont, CO 80501                    Northfield, MN 55057
(303) 651-2880                        (507) 663-8000 Ext. 280

or such other addresses or telecopier numbers as shall be furnished by like notice by such party. Any such notice or communication given by mail shall be deemed to have been given three (3) business days after the date so mailed, and any such notice or communication given by telecopier shall be deemed to have been given when sent by telecopier and the appropriate answer back received.

     20. Neither this Agreement nor any rights hereunder, in whole or in part, shall be assignable or otherwise transferable without the prior written consent of all other Parties, except the Party's wholly owned subsidiaries, its ultimate parent company, and to any company wholly owned by its parent company. The above is subject to ARPA approval.

  21. (a) These Articles shall first become effective on the date all Consortium Members have signed these Articles and such Articles will be effective only as to such Parties who have signed these Articles by such date. These Articles shall be effective as to any other Party on the date such other Party executes these Articles.

     (b) This Agreement may be executed in counterparts each of which shall be deemed an original, but taken together shall constitute one and the same instrument.

  22. The Parties Shall further execute, sign or do or procure to be executed, signed and done all such further deeds and documents and acts as may be reasonably required to enable the Parties freely and fully to pursue their agreed objective provided hereunder.

  23. These Articles shall be governed by the laws of the United States and the State of California except principles of conflict of laws.

  24. This Agreement constitutes the entire agreement of the Parties and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions among the Parties, whether oral or written, with respect to the subject matter hereof.

IN WITNESS WHEREOF, each of the parties has caused these Articles to be executed by its duly authorized representatives, on the respective dates entered below.

                          PLASTIC PACKAGING CONSORTIUM
                           ARTICLES OF COLLABORATION


CONSORTIUM MEMBER

COMPANY NAME  NATIONAL SEMICONDUCTOR CORPORATION
              ---------------------------------------------------

ADDRESS:    2900 Semiconductor Drive
            -----------------------------------------------------
       ---------------------------------------------------

       ------------------------------------------------------

By        /s/ Dennis W. Ralston
          -----------------------------------------------------
            (AUTHORIZED SIGNATURE)

       Dennis W. Ralston
       ----------------------------------------------------
            (PRINT NAME)

       Manager Business Operations
       ------------------------------------------------------------
            (TITLE)
       3-2-95
       ----------------------------------------------------
            (DATE OF EXECUTION)

                          PLASTIC PACKAGING CONSORTIUM
                           ARTICLES OF COLLABORATION


CONSORTIUM MEMBER

COMPANY NAME  AMOCO CHEMICAL COMPANY
              ---------------------------------------------------

ADDRESS:    200 East Randolph Drive
            ---------------------------------------------------

       Chicago, IL 60601-7125
       --------------------------------------------------

       ----------------------------------------------------


By        /s/ Stephen F. Gates
          ----------------------------------------------------
            (AUTHORIZED SIGNATURE)

       STEPHEN F. GATES
       -----------------------------------------------------
            (PRINT NAME)

       VICE PRESIDENT
       ---------------------------------------------------
            (TITLE)
       March 3, 1995
       ------------------------------------------------------------
            (DATE OF EXECUTION)

                          PLASTIC PACKAGING CONSORTIUM
                           ARTICLES OF COLLABORATION


CONSORTIUM MEMBER

COMPANY NAME  LEADING TECHNOLOGIES, INC.
              ---------------------------------------------------

ADDRESS:    PO BOX 628
            ----------------------------------------------------
       Leechburg PA 15656
       --------------------------------------------------

       -----------------------------------------------------

By                   /s/ Len Kosowsky
          ----------------------------------------------------
            (AUTHORIZED SIGNATURE)

       Len Kosowksy
       ---------------------------------------------------
            (PRINT NAME)

       President
       -----------------------------------------------------------
            (TITLE)

       3-3-95
       ---------------------------------------------------
            (DATE OF EXECUTION)

                          PLASTIC PACKAGING CONSORTIUM
                           ARTICLES OF COLLABORATION


CONSORTIUM MEMBER

COMPANY NAME  DELCO ELECTRONICS CORPORATION
              ---------------------------------------------------

ADDRESS:    ONE CORPORATE CENTER
            ----------------------------------------------------
       P.O. BOX 9005
       --------------------------------------------------

       KOKOMO, IN 46904-9005
       ----------------------------------------------------

By        /s/ Lesterson Wilkinson
          ----------------------------------------------------
            (AUTHORIZED SIGNATURE)

       LESTER WILKINSON
       ---------------------------------------------------
            (PRINT NAME)

       DIRECTOR, IC DELCO
       -----------------------------------------------------------
            (TITLE)

       March 2, 1995
       ---------------------------------------------------
            (DATE OF EXECUTION)

                          PLASTIC PACKAGING CONSORTIUM
                           ARTICLES OF COLLABORATION


CONSORTIUM MEMBER

COMPANY NAME  DEXTER CORPORATION
              ------------------------------------------------------

ADDRESS:    211 Franklin Street
            -------------------------------------------------------
       Olean, NY 14760
       --------------------------------------------------

       ----------------------------------------------------

By        /s/ Lee R. Fehr
          -----------------------------------------------------
            (AUTHORIZED SIGNATURE)

       Lee R. Fehr
       -----------------------------------------------------
            (PRINT NAME)

       Director of Research & Development
       ---------------------------------------------------------------
            (TITLE)

       3-2-95
       -----------------------------------------------------
            (DATE OF EXECUTION)

                          PLASTIC PACKAGING CONSORTIUM
                           ARTICLES OF COLLABORATION


CONSORTIUM MEMBER

COMPANY NAME  IPAC
              ---------------------------------------------------

ADDRESS:    ---------------------------------------------------
       --------------------------------------------------

       ----------------------------------------------------
                     /s/ Victor A. Batinovich
By        ---------------------------------------------------
            (AUTHORIZED SIGNATURE)

       VICTOR A. BATINOVICH
       --------------------------------------------------
            (PRINT NAME)

       President CEO
       -----------------------------------------------------------
            (TITLE)

       3-1-95
       --------------------------------------------------
            (DATE OF EXECUTION)

                          PLASTIC PACKAGING CONSORTIUM
                           ARTICLES OF COLLABORATION


CONSORTIUM MEMBER

COMPANY NAME  OLIN CORPORATION
              ---------------------------------------------------

ADDRESS:    91 Shelton Avenue
            ----------------------------------------------------
       New Haven, CT 06511
       --------------------------------------------------

       ----------------------------------------------------

By                   /s/ Derek E. Tyler
          ----------------------------------------------------
            (AUTHORIZED SIGNATURE)

       Derek E. Tyler
       ---------------------------------------------------
            (PRINT NAME)

       Vice President, Metals Research Lab
       ------------------------------------------------------------
            (TITLE)

       March 17, 1995
       ---------------------------------------------------
            (DATE OF EXECUTION)

                          PLASTIC PACKAGING CONSORTIUM
                           ARTICLES OF COLLABORATION


CONSORTIUM MEMBER

COMPANY NAME  PLASKON ELECTRONIC MATERIALS, INC.
              ---------------------------------------------------

ADDRESS:    100 INDEPENDENCE MALL WEST
            ----------------------------------------------------
       PHILADELPHIA, PA 19106-2399
       --------------------------------------------------
   ---------------------------------------------------

By        /s/ Lawrence E. Hoffman, Jr.
          ---------------------------------------------------
            (AUTHORIZED SIGNATURE)

       LAWRENCE E. HOFFMAN, JR.
       ---------------------------------------------------
            (PRINT NAME)

       PRESIDENT
       ----------------------------------------------------------
            (TITLE)

       March 2, 1995
       ---------------------------------------------------
            (DATE OF EXECUTION)

                          PLASTIC PACKAGING CONSORTIUM
                           ARTICLES OF COLLABORATION


CONSORTIUM MEMBER

COMPANY NAME  SHELDAHL, INC.
              ---------------------------------------------------

ADDRESS:    1150 Sheldahl Road
            ----------------------------------------------------
       Northfield, MN 55057
       -------------------------------------------------

       ---------------------------------------------------

By                   /s/ Richard J. Slater
          ---------------------------------------------------
            (AUTHORIZED SIGNATURE)

       Richard J. Slater
       --------------------------------------------------
            (PRINT NAME)

       Senior Vice President, Technology
       ---------------------------------------------------------
            (TITLE)

       March 1, 1995
       --------------------------------------------------
            (DATE OF EXECUTION)

                                              Agreement Number: MDA972-95-3-0024
                                                                Attachment No. 4
                                                                          Page 1

                  SCHEDULE OF PAYMENTS AND PAYABLE MILESTONES

A.  SCHEDULE OF PAYMENTS
    --------------------

    QUARTER       ARPA PAYMENT                CONSORTIUM PAYMENT
    -------       ------------                ------------------
      FIRST                       $  375,000                       $  247,060
      SECOND                      $1,185,731                       $1,155,376
      THIRD                       $1,249,658                       $1,349,183
      FOURTH                      $1,638,158                       $1,835,444
      FIFTH                       $1,530,039                       $1,595,914
      SIXTH                       $1,242,326                       $1,274,449
      SEVENTH                     $1,038,986                       $  989,138
      EIGHTH                      $  827,022                       $  733,143
      NINTH                       $  463,024                       $  486,951

      TOTAL                       $9,549,944                       $9,666,658

B.  DETAILED SCHEDULE OF PAYABLE MILESTONES
    ---------------------------------------

                                                                 ARPA
TASK   MONTH                  PAYABLE MILESTONES                PAYMENT         CONSORTIUM PAYMENT
----   -----                  ------------------                -------         ------------------
 1   FEB '95   DELIVER INITIAL PROGRAM PLAN                    $  375,000           $  247,060
               .  Deliver initial program plan.

 2   APR '95   INITIAL PRODUCT DESIGN REVIEW                   $1,185,731            $1,155,376
               .  Specify critical initial design
                  considerations for Interposer an flip-chip
                  vehicles in Focus Area 3 (SOW 3.2.4)
               .  Evaluate leadframe to molding compound
                  interfacial adhesion for first sample of
                  enhanced treated leadframes for Focus Area 1.
                  (SOW 1.3.3)

 3   JULY '95  DELIVER SAMPLES OF FUNDAMENTAL                  $1,249,657           $1,349,183
               COMPONENTS
               .  The consortium will demonstrate capability
                  to produce new blend resin to be utilized in
                  enhanced molding compound formulation.  (SOW 1.3.1)
               .  Complete design and manufacture samples
                  of test vehicle interposer for 160-lead PQFP.
                  (SOW 3.2.4)

 4   OCT '95   EPOXY MOLDING COMPOUND                          $1,638,158           $1,835,444
               .  Demonstrate mechanical and manufacturability
                  properties of screening level molding
                  compounds such as curing kinetics, rheology, Tg,
                  coefficient thermal expansion.  (SOW 1.3.1,
                  2.3.1 & 3.3.1)

                                  ATTACHMENT 1

                                             Agreement Number:  MDA972-95-3-0024
                                                                Attachment No. 4
                                                                          Page 2

================================================================================================
                                                                        ARPA         CONSORTIUM
TASK    MONTH                  PAYABLE MILESTONES                      PAYMENT         PAYMENT
------------------------------------------------------------------------------------------------
5      JAN '96  MANUFACTURE EXPOXY MOLDING COMPOUNDS TO TEST          $1,530,039     $1,595,914
                VEHICLES SPECIFICATIONS
                .  Demonstrate successful assembly of high lead
                   count (160-lead and 304 or 204-lead) PQFP
                   packages.
                   (SOW 3.1)
                .  The Consortium will evaluate and characterize
                   the mechanical connection of the interposer to
                   the leadframe for 160-lead PFP.  (SOW 3.2.5)
------------------------------------------------------------------------------------------------
6      APR '96  VALIDATION OF METALLIC PROPERTIES                     $1,242,326     $1,274,449
                .  Complete characterization of the leadframe
                   alloy designed for higher strength to give
                   improved stamping and handling characteristics.
                   (SOW 1.3.3)
                .  Demonstrate capability of producing stamped
                   heat sinks for enhanced thermal dissipation.
                   (SOW 2.3.3)
------------------------------------------------------------------------------------------------
7      JULY     COMPLETE DEVELOPMENT OF FUNDAMENTAL MATERIALS         $1,038,986     $  989,138
       '96      AND VERIFY VOLUME PRODUCTION CAPABILITIES
                .  The Consortium will complete development of
                   optimized molding compound formulations for
                   all focus areas.
                   (SOW 1.3.1, 2.3.1, & 3.2.1)
                .  Demonstrate on-shore volume production
                   capability of high lead count PQFPs.  (SOW 3.1)
                .  Complete characterization of flip chip underfill
                   mechanical and manufacturability properties.
                   (SOW 3.2.2)
------------------------------------------------------------------------------------------------
8      OCT '96  SELECTION OF OPTIMIZED MATERIAL COMBINATIONS          $  827,022     $  733,143
                AND TEST VEHICLE ASSEMBLY
                .  Select optimized material combinations (molding
                   compound die attach material, leadframe
                   treatment, leadframe alloy, substrate/interposer
                   materials, etc.)  Use this set of final optimized
                   materials for technology demonstration product
                   builds in all focus areas.  (SOW 1.3.5, 2.3.5, &
                   3.2.6)
                .  Issue final mechanical and manufacturability
                   report for epoxy molding compounds for all
                   focus areas.
                   (SOW 1.3.1, 2.3.1, & 3.2.1)
------------------------------------------------------------------------------------------------
9      JAN '97  FINAL REPORT                                          $  463,024     $  486,951
                .  Issue final report illustrating the capabilities
                   achieved vs. the initial targets of the program.
------------------------------------------------------------------------------------------------
TOTAL                                                                 $9,549,944     $9,666,658
================================================================================================

                                              Agreement Number: MDA972-95-3-0024
                                                                Attachment No. 4
                                                                          Page 3
                               FUNDING SCHEDULE


A.   PROJECTED PROGRAM FUNDING COMMITMENTS
     -------------------------------------

      YEAR        ARPA FUNDING  CONSORTIUM CONTRIBUTION
      ----        ------------  -----------------------
     CY '95        $4,448,546             $4,587,063

     CY '96        $4,638,373             $4,592,644

     CY '97        $  463,024             $  486,951
                   ----------             ----------

     TOTALS        $9,549,943             $9,666,658



B.   CONSORTIUM MEMBER CONTRIBUTIONS
     -------------------------------


            MEMBER                           CONTRIBUTION
            ------                           ------------

     Amoco Chemical Company                   $  411,348
     Delco Electronics                        $  340,616
     The Dexter Corporation                   $  482,000
     Integrated Packaging Assembly Corp.      $1,051,800
     Leading Technologies, Inc.                3,059,601
     National Semiconductor Corp.              2,442,675
     Olin Corporation                         $  901,225
     Plaskon Electronic Materials, Inc.       $  484,800
     Sheldahl                                 $  492,593
                                              ----------

     TOTAL                                    $9,666,658

                      Plastic Packaging Statement of Work
                      -----------------------------------

     The Plastic Packaging Program will establish the required infrastructure and enabling technologies in three key Focus Areas. Benefits gained from these interdependent, and yet individual areas, are sufficiently broad-based to be widely applicable to the entire packaging industry. The three key Focus Areas are:

     1.   Plastic Package Ruggedization
     2.   Plastic Package Thermal Dissipation
     3.   High Density Plastic Packaging
     These interrelated Focus Areas offer synergistic solutions for cost-effective, high volume packaging with improved reliability and performance.

1.0  Plastic Package Ruggedization - (Focus Area 1)

     This area will develop enabling technologies to reduce cost and enhance the reliability of plastic packages during assembly and field operation.
Reliability issues applicable to plastic ICs include interfacial delamination, package cracking ("popcorning"), and stress induced failures.

1.1  Description of Problem

     Die interfacial delamination occurs due to excessive shear strength breaking the interfacial bond between the die or die coating and the molding compound. Factors governing delamination include, the net thermal displacement during thermal excursion, the gap between the epoxy and the device surface after separation, the topography of the device and the adhesion strength of the molding compound. The resultant effect of these factors can be device failure.

     Package cracking, or popcorning, occurs during assembly operations. In this case the hygroscopic molding compound absorbs moisture when exposed to typical manufacturing conditions. If moisture has accumulated past a package-dependent critical concentration, the solder reflow conditions (230-260 deg C) cause water to vaporize. Pressure builds up inside the package and eventually, steam is released along the path of least resistance causing cracking of the compound. To avoid popcorning today, Packages are baked and then shipped in drybags which is very costly.

     Stress-induced failures are equally damaging to devices. The thermal mismatch between silicon and the materials inside the package causes stresses and induces defects ranging form cosmetic passivation cracking to metal line shift, dielectric cracking, and even die fracture.

     "Ruggedization" of the packages will enhance the package reliability during board assembly and adverse field conditions. In turn, mean-time-to-failure will increase the cost effectiveness of packaging. The enabling technologies proposed in this Focus Area will address these major reliability issues plaguing plastic packaging.

1.2  Key Metrics
The key metrics for success for Focus Area 1 are:
     * No interfacial delamination (e.g., between molding compound and die surface, molding compound and leadframe, and, die attach (d/a) and leadframe).
     * Unlimited shelf life at 30 deg. C/90% RH without drybagging. ("Anti-popcorning")
     * No stress-induced device failures (e.g., metal line shift, passivation cracking, dielectric cracking; and die cracking).
     * Team cost target improvement over SIA roadmap is 50% to a cost of $0.005/lead up to 300-lead PQFP.

1.3  Technical Approach
To achieve these four metrics, five major components will be addressed:
     1.   Molding Compound Enhancement
     2.   Die Attach Enhancement
     3.   Leadframe Enhancement
     4.   Reliability Characterization
     5.   Technology Demonstration

1.3.1  Molding Compound Enhancement
New resin formulations and additives will be developed to provide properties for enhanced reliability. The metric improvements listed use the current low-stress molding compounds as benchmark.
     * Reduce water uptake by 50% for improved leadframe adhesion and better anti-popcorning
     *    Increase the hot strength at 240 deg C by a factor of 2.
     *    Lower the stress index by at least 25%
     * Increase the Tg of the anti-popcorning compound from 140 deg C to 160 deg

     *    Decrease the cure time by 25%
     *    Lower compound viscosity by 25%

1.3.2  Die Attach Enhancement
       ----------------------
Using the epoxy-based die attach material as a benchmark, development of die attach formulations will aim at:
     *    Eliminating voiding in the die attach
     * Increase the adhesion strength between the molding compound and the die attach surface by 50% at 240 deg C
     *    Decrease cure time by 50% at 160 deg C
     * Reduce water uptake by 50% for improved leadframe adhesion and better anti-popcorning
     *    Develop new cyanate ester-based materials with:
          **   Hot strength superior to epoxies at 260 deg C by 50%
          **   Stress index lower by at least 25%.
          **   Unique stable moisture-resistant properties

1.3.3  Leadframe Enhancement
Key reliability issues affecting the interface between leadframe, the molding compound, and the die attach are:
     * Increase the interfacial adhesion to the molding compound and the die attach media.
     * Optimize or replace the polyamide tape on the leadframe to improve adhesion.
     * Develop and characterize a new leadframe alloy with higher strength for fine pitch stamping and in-process handling

1.3.4  Reliability Characterization
The test methodology, processing, and material properties of key materials of construction in IC packaging will be fully characterized:
     * Materials screening - Various combinations of materials will be evaluated through design of experiments. This will include evaluating the different choices for synergistic interaction
     *    Evaluate adhesion and stress characteristics of die coatings
     * Characterize mold compounds. Include manufacturability assessment (e.g. curing kinetics, rheology, moldability) and mechanical characteristics (coefficient of thermal expansion, modulus, fracture strength, adhesion).
     * Obtain Assembly Test Chips (ATCs) for use in the evaluation of package properties.
     * Reliability testing of the test ICs and product vehicles will be performed.

1.3.5  Technology Demonstration
The enabling technologies for ruggedizing the packages will be validated with commercial product vehicles. Reliability tests will follow mil-approved standards. Products could include but will not be limited to National's Super I/O and CLAy chips.

2.0  Plastic Package Thermal Dissipation (Focus Area 2)
The objective of this Focus Area is to develop enabling technologies which will enhance the thermal dissipation characteristics of the plastic packages.

2.1  Description of Problem
Devices are operating at increasingly faster speeds and frequencies, and generating more heat. Thus, to keep up with the speed performance curve, improved thermal dissipation becomes a necessity. The typical thermal path available for plastic packages mounted on boards is through the molding compound, along the leadframe, and to the metal traces on the board. This path can be enhanced with the use of heat spreaders imbedded into the package and with improved thermal characteristics of the materials.

2.2  Key Metrics
The key metrics for success for Focus Area 2 are:
     *    High temperature operation (175 deg C)
     * High thermal dissipation (Theta-ja improvement by 50% on 160 PQFP to 20 deg. C/Watt)
     *    High Temperature Reliability
     *    Fine Pitch stamped leadframes with heat spreaders or heat slugs
     * Cost target for the thermally enhanced package is $0.02/lead over the standard package of $0.007/lead

2.3  Technical Approach
To achieve these metrics, five major components will be addressed:
     1.   Molding Compound Thermal Enhancement
     2.   Die Attach Thermal Enhancement
     3.   Leadframe/Heat Sink Enhancement
     4.   Reliability Characterization
     5.   Technology Demonstration

2.3.1  Molding Compound Enhancement
The molding compound must satisfy two functional requirements, high thermal dissipation and high thermal performance. The goals are to:
     *    Increase thermal conductivity from the current 0.4-0.5 W/m K
     * Evaluate new resin materials and fillers for enhanced thermal dissipation and thermal performance.
     * Promote good interfacial adhesion to all components, including heat spreaders and heat slugs

2.3.2  Die Attach Thermal Enhancement
The die attach material is a thermal barrier between the die and the leadframe. Poor thermal conductivity is usually due to either voiding or inadequate die attach material. The d/a must satisfy two functional requirements, good thermal conductivity and no voiding. Development work will focus on:
     *    Increase thermal dissipation of the die attach by at least 25%
     *    Eliminate voiding in the die attach for good thermal conductivity

2.3.3  Leadframe/Heat Sink Enhancement
The low-cost requirement of plastic packages dictates that any thermal enhancement structure attached to either the leadframe of the package must not add significantly to the total package cost. Development work will focus on:
     *    Design and model the attachment of heat slugs to the package
     * Design and build automated equipment to tape, downset and attach the heat spreader to the leadframe
     * High thermal conductivity material leadframes will be developed and evaluated

2.3.4  Reliability Characterization
Materials screening and characterization similar to section 1.3.4 on ruggedization must be performed:
     * Characterize thermally enhanced molding compounds and die attach materials
     *    Develop thermal test chips for use in screening materials
     *    Assembly of 160 PQFP will be done by IPAC and National
     * Reliability testing of test vehicles and product drivers will be performed

2.3.5  Technology Demonstration
The enabling technologies for thermally enhanced packages will be validated with commercial product vehicles. Reliability tests will follow mil-approved standards. Two products will be selected based on market needs.

3.0  High Density Packaging (Focus Area 3)

This Focus Area aims at developing the enabling technologies to increase the I/O density of plastic packages. Two packaging form factors will be considered, the PQFP and the Plastic Ball Grid Array packages (PBGA). Efforts in this area can be broken up into 3 interrelated areas:

     1.   Develop fine pitch leadframe stamping technology

     2.   Develop fine pitch PQFP with interposer attached

     3.   Develop a 625-pin Plastic BGA for use with flip chip
Efforts will aim at developing fine pitch stamped leadframe for high lead count PQFPs, evaluating high density interposer substrates for PQFPs, attaching interposers to the PQFP leadframes, and devising high density, low-cost substrates for PBGAs. We will be evaluating different molding compounds for the two package types but there is a common development effort on the high density substrates. We expect that the commercial cross over point from QFP to BGA from a cost and handling standpoint is at about 300 pins. Specific packages addressed in this program are 160 to 304 or 240-lead QFP and the 625-pin BGA with flip chip. The flip-chip BGA portion of this focus area will augment the work in the Low Cost Flip Chip Program in that both programs will lead up to the development of the 4 chip CLAy product assembled in the plastic BGA package.

3.1  Key Metrics
     -----------
The key metrics for success for Focus Area 3 are:
     *    Fine pitch, stamped, low-cost leadframes.  Two packages are addressed:

          1.   160-lead QFP with 6.0 mil internal pitch and 4.0 mil lead flat

          2. 304 or 240-lead QFP with 7.0 mil internal pitch and 4.0 mil lead flat

     * Establish on-shore capability for high lead count package assembly. (160 and 240 or 304-lead QFP and 625 BGA)

     *    High density and low-cost substrates

          **  Interposer cost adder $0.10 for 160-lead PQFP
          **   Substrate cost  $0.40/sq in.

     *    Minimal or zero-warpage of BGA

     *    Reworkable, low stress underfill for flip chip in Plastic BGA.

     *    Integration of interposer to leadframe

3.2  Technical Approach

To achieve the previous key metrics, the following major components will be addressed:

     1.   Molding Compound for BGAs

     2.   Flip Chip Underfill Development

     3.   Leadframe Enhancement

     4.   Substrate/Interposer Enhancement

     5.   Reliability Characterization

     6.   Technology Demonstration

3.2.1  Molding Compound for BGAs

Molding compounds formulated for large chips in high lead count PQFPs and BGAs need to have enhanced properties. Efforts will focus on:

     *    Lower stress by 50%

     *    Lower molding viscosity for molding thing packages

     *    Higher Tg and lower shrinkage by 50%

     *    Reduce moisture absorption by 50%

     *    No delamination

     *    Prolonged pot life

3.2.2  Flip-Chip Underfill Development

In this program we will focus on development of an underfill to be used with flip-chips mounted on substrates in plastic GBA packages. Underfill of lip-chip structures can significantly increase solder joint life. The improvement level depends on the substrate material since thermal mismatch dictates the stress level on the joints. Key development efforts aim at high Tg ( 160 deg C) resins with:

     *    Improved wetting characteristics

     *    Narrower filler size distribution for small chip gaps

     *    Faster cure by at least 50%

     * Better adhesion to polyamide or other substrates and substrate coatings

     *    Lower stress by at least 25%

     *    Longer potlife for ease of processing

     *    Higher thermal conductivity than current underfill resins by 50%

     *    Reworkability capability

3.2.3  Leadframe Enhancement

Fine pitch leadframes are currently manufactured by expensive etch techniques. Stamping of higher lead count fine pitch leadframes will require looking at different materials. Key development tasks required are:

     * Develop a process for stress reduction in C7025 alloy prior and after tamping

     *    Evaluate high strength materials form punches

     *    Design and fabricate tooling for stamping two leadframes

          **   160-lead PQFP with a 6.0 mil internal pitch and 4.0 mil lead flat

          ** 304-lead PQFP with a 7.0 mil internal pitch and a 4.0 mil lead flat or 240 lead PQFP

3.2.4  Substrate/Interposer Enhancement

Two types of packages are considered for this area, 160-lead PQFP and 625-pin BGA. The PQFP requires an interposer to be bonded to the leadframe while the BGA involves flip-chip mounting. Development tasks will include:

     *    Develop a 160-lead PQFP interposer based on NSC Super I/O chip family

     * Develop the methodology and process for attaching the interposer to the leadframe by thermocompression bonding and by conductive adhesives

     *    Develop a 625-pin BGA substrate based on test chips and CLAy.

3.2.5  Reliability Characterization

Once again, Tasks similar to the previous two area will be performed. Tasks specific to high density package will include:

     *    Characterize the interposer mounting technology

     *    Provide redistributed and bumped test chips for flip-chip bonding

     *    Evaluate the effectiveness of the reworkable underfill resin

     * Assembly of 160-lead PQFP and 625 BGA will be handled by IPAC and National

     * Reliability testing of the test vehicles and product drivers will be performed

3.2.6  Technology Demonstration

The enabling technologies for stamped fine pitch leadframes, interposer integration to the leadframe, and high density low-cost substrates will be validated with product vehicles. The final vehicles will be selected from the Super I/O, LAN and CLAy product families from National Semiconductor.